Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Genprex, Inc.

Austin, Texas

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 30, 2020, relating to the financial statements of Genprex, Inc. for the years ended December 31, 2019 and 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

May 15, 2020